CONSENT


     I, Joel Pensley, hereby consent to the use of my opinion dated October 30, 2002, and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, of Spongetech Delivery Systems, Inc. to be filed with the Securities and Exchange Commission.






                                             /s/Joel Pensley
                                             ---------------------
                                             Joel Pensley



    Dated: October 30, 2002